EXHIBIT 99.1

RENASANT CORPORATION

DEFERRED COMPENSATION PLAN

AMENDMENT

(Merger of Account Balances)

Whereas, Renasant Corporation (the “Company”) maintains The Peoples Holding Company Deferred Compensation Plan, which plan is intended to provide for the deferral of compensation, the crediting of such amounts to the bookkeeping accounts for the benefit of designated participants thereunder, and the investment of such accounts in units representing shares of the Company’s Common Stock (the “Plan”);

Whereas, on account of the merger of Renasant Bank with and into The Peoples Bank and Trust Company, now Renasant Bank, a wholly-owned subsidiary of the Company (the “Bank”), certain bookkeeping accounts maintained under the Renasant Bank Executive Nonqualified Excess Plan are to be merged with and into the Plan;

Now, Therefore, Be It Resolved, that the Plan shall be amended as follows:

I.

Name of the Plan

Effective as of the date set forth below, the name of the Plan shall be the “Renasant Corporation Deferred Stock Unit Plan,” and all references to The Peoples Holding Company Deferred Compensation Plan, wherever contained, shall be deemed to refer to the Renasant Corporation Deferred Stock Unit Plan, without the necessity of further action.

II.

Merger of Account Balances

The following Article 14 shall be added to the Plan to read in its entirety as follows:

14.1 Definitions. Capitalized terms used herein shall have the meanings ascribed to them in Article I hereof, unless expressly defined herein.

a.	“Company Stock Unit” shall mean a bookkeeping unit representing a share of Common Stock.

b.	“Prior Plan” shall mean the Renasant Bank Executive Nonqualified Excess Plan.

c.	“Prior Plan Account” shall mean the account maintained for the benefit of each Prior Plan Participant under the Prior Plan.

d.	“Prior Plan Participant” shall mean those individuals for whom an account balance is maintained under the Prior Plan as of the Prior Plan Merger Date.

e.	“Prior Plan Merger Date” shall mean the date on which the balance of each Prior Plan Account is determined and deemed merged and invested in Company Stock Units hereunder.

14.2 Prior Plan Account. As of the Prior Plan Merger Date, a Prior Plan Account shall be established hereunder for the benefit of each Prior Plan Participant, subject to the following:

a.	The initial balance of each such account shall be the number of Company Stock Units determined as the quotient of (i) the fair market value of each such Participant’s interest in the Prior Plan, determined as of November 11, 2005, divided by (ii) the Fair Market Value of a share of Company Stock as of such date;

b.	No additional deferrals shall be added to such account; and

c.	Except as expressly provided herein, each such account shall be administered and construed in accordance with the terms of the Plan, as the same may be amended, modified or replaced, from time to time.

14.3 Payment Elections. As soon as practicable, but in no event later than December 31, 2006, each Prior Plan Participant with respect to whom distribution had not begun under the Prior Plan shall make an election as to the time and manner in which his Prior Plan Account shall be distributed hereunder. Any such election shall be made in accordance with the terms of the Plan and applicable law and shall be irrevocable, except to the extent change is permitted under the terms of the Plan and such law.

The distribution of any Prior Plan Account maintained hereunder for the benefit of a Prior Plan Participant with respect to whom distributions had begun under the Prior Plan shall continue in the time and manner in effect as of the Prior Plan Merger Date.

14.4 Code Section 409A. The terms of this amendment are intended to comply with the provisions of Code Section 409A and the regulations promulgated thereunder. To the extent that any provision of this amendment or any election permitted hereunder violates such section or regulations, it shall be deemed void and of no effect.

This Amendment was approved and adopted by the Board of Directors of Renasant Corporation on November 15, 2005, to be effective as of such Date.

Renasant Corporation

By:	/s/ Hollis Ray Smith

Executive Vice President and
Human Resources Director